UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2024

Tortoise Energy Infrastructure Corporation
Tortoise Power & Energy Infrastructure Fund, Inc.
Tortoise Midstream Energy Fund, Inc.
Tortoise Pipeline & Energy Fund, Inc.
Tortoise Sustainable & Social Impact Term Fund
(Exact name of Registrant as Specified in Its Charter)

Maryland	811-21462	20-0384222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Maryland	811-22106	26-0573018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Maryland	811-22409	27-2414975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Maryland	811-22585	45-2785066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Maryland	811-23248	83-6609702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 College Boulevard, Suite 100A
Overland Park, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 913 981-1020

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TYG	New York Stock Exchange
Common Stock, par value $0.001 per share	TPZ	New York Stock Exchange
Common Stock, par value $0.001 per share	NTG	New York Stock Exchange
Common Stock, par value $0.001 per share	TTP	New York Stock Exchange
Common Stock, par value $0.001 per share	TEAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By action taken November 11, 2024, the Board of Directors of Tortoise Energy Infrastructure Corporation (“TYG”) and Tortoise Sustainable and Social Impact Term Fund (“TEAF”) appointed Tom Florence to succeed H. Kevin Birzer as Chairman of the Board of these two funds, effective as of January 1, 2025. Mr. Florence served as Managing Director of Hamilton Lane from April 2021 until his retirement on April 1, 2022. In his capacity as Managing Director of Hamilton Lane, Mr. Florence assisted in the development of the private wealth business and worked on new strategic initiatives including direct investments in outside fintech businesses. Previously, Mr. Florence served as Chairman, CEO and Founder of 361 Capital from 2009 until 361 Capital was acquired by Hamilton Lane in April of 2021. In his capacity as Chairman, CEO and Founder of 361 Capital, Mr. Florence directed and oversaw all aspects of the business for a multibillion-dollar alternatives asset manager including business strategy, product development, business development, legal and compliance, and financial management. Mr. Florence led all capital structuring efforts and was responsible for all M&A activity which led to the purchase of BRC Investments in 2016 and the sale of 361 Capital in April of 2021.

This appointment was made in connection with the retirement of Mr. Birzer from the Board of Directors of TYG and TEAF effective at the close of business on December 31, 2024. Mr. Florence will serve for the remainder of the full term for Class III directors (which is expected to run through the end of the 2025 annual shareholder meeting) of TYG and TEAF, and Mr. Florence will also serve on the TYG and TEAF Executive Committees.

Mr. Florence also will continue in his current positions as Chief Executive Officer of Tortoise Capital Advisors, L.L.C., Chairman of the Board of Tortoise Capital Series Trust and Director of Income Lab. Mr. Florence is not a party to any arrangement or understanding pursuant to which he was selected as a director of TYG or TEAF.

Item 8.01.	Other Events

TYG, Tortoise Power and Energy Infrastructure Fund, Inc. (“TPZ”), Tortoise Midstream Energy Fund, Inc. (“NTG”), Tortoise Pipeline & Energy Fund, Inc. (“TTP”), and TEAF (each a “Company” and collectively, the “Companies”) previously elected to be subject to the Maryland Control Share Acquisition Act (the “MCSAA”).

On January 5, 2024, the United States District Court for the Southern District of New York entered judgment in a lawsuit filed against five of the Companies and a number of other, unrelated closed-end funds challenging the board resolutions of those Companies and the other fund defendants to be subject to the MCSAA. TPZ was not a named defendant and not a party to that litigation; the other five Companies were defendants and parties to that litigation.  In its judgment, the district court declared that the referenced resolutions of each of the named fund defendants violated Section 18(i) of the Investment Company Act of 1940, as amended, and ordered that those resolutions be rescinded.  The United States Court of Appeals for the Second Circuit affirmed the judgment of the district court in all respects.  In light of this judicial decision, the Board of Directors of TYG, NTG, TTP and TPZ, respectively, have determined that those funds will not enforce their election to be subject to the MCSAA at their currently scheduled special shareholder meetings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tortoise Energy Infrastructure Corporation

Date:	November 12, 2024	By:	/s/ Matthew G.P. Sallee
Matthew G.P. Sallee Chief Executive Officer

Tortoise Power & Energy Infrastructure Fund, Inc.

		By:	/s/ Matthew G.P. Sallee
Matthew G.P. Sallee Chief Executive Officer

Tortoise Midstream Energy Fund, Inc.

		By:	/s/ Matthew G.P. Sallee
Matthew G.P. Sallee Chief Executive Officer

Tortoise Pipeline & Energy Fund, Inc.

		By:	/s/ Matthew G.P. Sallee
Matthew G.P. Sallee Chief Executive Officer

Tortoise Sustainable & Social Impact Term Fund

		By:	/s/ Matthew G.P. Sallee
Matthew G.P. Sallee Chief Executive Officer